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                                                                   EXHIBIT 10.11

                            NEGATIVE PLEDGE AGREEMENT

      This Negative Pledge Agreement is made as of August 8, 1995, by and between International Integration Incorporated ("Borrower") and Silicon Valley Bank, a California-chartered bank with a loan production office in Wellesley Massachusetts doing business as Silicon Valley East ("Lender").

In connection with the Loan Documents between Borrower and Lender, Borrower agrees as follows:

      1. Borrower shall not sell, without prior written consent of Lender which will not be unreasonably withheld, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

            a. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            b. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            c. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

            d. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

            e. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            f. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

            g. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

            h. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;


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      2.    It shall be an event of default under the loan documents between
            Borrower and Lender if there is a breach of any term of this Negative Pledge Agreement.


BORROWER:

INTERNATIONAL INTEGRATION INCORPORATED


By: /s/ Richard O. Wester
    --------------------------------

Name: Richard O. Wester
      ------------------------------

Title: Treasurer
       -----------------------------


LENDER:

SILICON VALLEY BANK                  SILICON VALLEY BANK, a California-chartered
                                     bank doing business as SILICON VALLEY
EAST

By:_____________________________     By:________________________________________

Name:___________________________     Name:______________________________________

Title:__________________________     Title:_____________________________________